UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2020 (February 12, 2020)

PIER 1 IMPORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)

100 PIER 1 PLACE

FORT WORTH, TEXAS

(Address of principal executive offices)

76102

(Zip Code)

Registrant’s telephone number, including area code: (817) 252-8000

Not Applicable

(Former name or former address, if changed since last report.):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On February 16, 2020, Pier 1 Imports, Inc. (“Pier 1”) and all of its subsidiaries (together with Pier 1, the “Debtors”) entered into a Plan Support Agreement (together with all exhibits and schedules thereto, the “PSA”) by and among the Debtors and certain term loan lenders (the “Consenting Term Lenders”) holding approximately sixty-four (64) percent of the term loans claims under Pier 1’s senior secured term loan facility (“Term Loan Facility”). Capitalized terms used but not otherwise defined in this Current Report on Form 8-K will have the meaning given to them in the PSA.

The PSA contemplates a chapter 11 process that includes the filing of a chapter 11 plan, an auction process for a potential sale of some, all, or substantially all of the Debtors’ assets, and provides for the possibility of an equitization restructuring under certain conditions. Pursuant to the PSA, the Consenting Term Lenders have agreed that: (i) should the Debtors receive a qualified bid greater than or equal in value to a Reserve Price, the Consenting Term Lenders will automatically consent to and support the sale of the Debtors’ assets (including a release and discharge of liens, encumbrances, and interests, subject to receipt of proceeds) or (ii) if no qualified bid’s value exceeds the Reserve Price, then the Consenting Term Lenders will elect to either (a) pursue an equitization restructuring or (b) proceed with an auction at which the Consenting Term Lenders may only credit bid up to the reserve price.

The PSA contains various milestones, including:

•

no later than 11:59 p.m. (prevailing Eastern time) on February 18, 2020, the Debtors will have sought first day relief and the Bankruptcy Court shall have entered an order (i) providing interim approval of the applicable DIP Documents, (ii) approving the Bidding Procedure and (iii) approving assumption of the PSA;

•

as soon as reasonably practicable, but in no event later than seven (7) days after the Petition Date, the Company Parties shall have filed the Plan, the Disclosure Statement, and the Disclosure Statement Motion, each in form and substance reasonably acceptable to the Required Consenting Term Lenders;

•	as soon as reasonably practicable, but in no event later than March 13, 2020, the Bankruptcy Court shall have entered the final order approving the applicable DIP Documents;

•

as soon as reasonably practicable, but in no event later than three (3) Business Days prior to the first scheduled hearing on the Disclosure Statement Motion, the Company Parties and the Required Consenting Term Lenders shall agree to the Administrative Claims Cap;

•	as soon as reasonably practicable, but in no event later than March 20, 2020, the Bankruptcy Court shall have entered the Disclosure Statement Order;

•	the Bid Deadline in the Bidding Procedures shall be no later than 5:00 p.m. (prevailing Eastern time) on March 23, 2020;

•

in the event that the Company Parties do not receive a Qualified Bid greater than or equal in value to the Reserve Price, then no later than 11:59 p.m. (prevailing Eastern time) on the date that is four (4) Business Days following the Bid Deadline, the Consenting Term Lenders shall notify the Company Parties (via electronic mail through applicable counsel) of their Lender Election;

•	if applicable, as soon as reasonably practicable, but in no event later than March 31, 2020, the Auction shall have occurred;

•

as soon as reasonably practicable, but in no event later than five (5) Business Days following selection of a Successful Bidder, the Company Parties and the Required Consenting Term Lenders shall agree to a budget reasonably acceptable to the Required Consenting Term Lenders;

•	as soon as reasonably practicable, but in no event later than April 23, 2020, the Bankruptcy Court shall have entered the Confirmation Order; and

•	as soon as reasonably practicable, but in no event later than May 30, 2020, the Plan Effective Date shall have occurred.

The PSA also provides that the Debtors may terminate the PSA and their obligations thereunder in the event that the Debtors determine that proceeding with any transaction contemplated by the PSA would be inconsistent with the exercise of their fiduciary duties, including consideration or pursuit of an alternative proposal.

The foregoing description of the PSA is not complete and is qualified in its entirety by reference to the full text of the PSA, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

Chapter 11 Filing

On February 17, 2020, the Debtors filed voluntary petitions (the “Chapter 11 Cases”) for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”).

The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure their ability to continue operating in the ordinary course of business and minimize the effect of bankruptcy on the Debtors’ customers and employees, the Debtors filed with the Bankruptcy Court motions seeking a variety of “first-day” relief, including authority to obtain debtor-in-possession financing described below, pay employee wages and benefits, and pay vendors and suppliers in the ordinary course for all goods and services.

Debtor in Possession Financing

Subject to approval of the Bankruptcy Court, Pier 1 expects to enter into a Senior Secured Super-Priority Debtor in Possession Credit Agreement, by and among Pier 1 Imports (U.S.), Inc., as borrower, the guarantors party thereto and Bank of America, N.A., as administrative agent and collateral agent, and Pathlight Capital LP (or an affiliated debt fund), as administrative agent for the ABL term lenders (the “DIP Credit Agreement”).

Under the DIP Credit Agreement, the Debtors will be permitted to incur up to $256 million aggregate principal amount of indebtedness, consisting of (i) $200 million in revolving commitments, which will include a $60 million sublimit for the issuance of letters of credit, (ii) a $15 million first in, last out term loan commitment and (iii) an approximately $41 million term loan (the “DIP Facilities”).

The proceeds of the DIP Facilities will be used, in part, to refinance in full the Debtors’ prepetition ABL credit facility and provide incremental liquidity for working capital and letters of credit, administrative costs, premiums and fees of the Chapter 11 Cases, for payment of court approved prepetition obligations and other such purposes consistent with the DIP Facilities and the budget or as otherwise approved by the agent and lenders.

The foregoing description of the DIP Facilities and DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the final, executed DIP Credit Agreement, as approved by the Bankruptcy Court.

Item 2.04.    Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases constitutes an event of default under the Debtors’ debt agreements (the “Debt Agreements”) described below:

•

Term Loan Credit Agreement, dated April 30, 2014, between Pier 1 Imports (U.S.), Inc., as lead borrower, the other facility guarantors party thereto, Wilmington Savings Fund Society, FSB, as successor administrative agent, and certain financial institutions, as lenders, as amended, supplemented and otherwise modified; and

•

Second Amended and Restated Credit Agreement, dated June 2, 2017, among Pier 1 Imports (U.S.), Inc., Bank of America, N.A., as administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Bank, National Association as joint lead arrangers and joint lead bookrunners, various other agents and the lenders party thereto, as amended, supplemented and otherwise modified.

Any efforts to enforce payment obligations under the Debt Agreements are automatically stayed as a result of the filing of the Chapter 11 Cases and the lenders’ rights of enforcement in respect of the Debt Agreements are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Awards

On February 12, 2020, the board of directors (the “Board”) of Pier 1 approved a Pre-Paid Retention Program, pursuant to which certain executive officers of Pier 1, including the individuals listed below (the “Executives”), received one-time cash retention awards (“Retention Awards”). The Retention Award amounts for the Executives are listed below:

Donna N. Colaco, President	$920,000
William H. Savage, Executive Vice President and Chief Global Supply Chain Officer	$625,000
Mark R. Haley, Executive Vice President, Store Sales and Operations	$712,500

The Retention Awards were paid on February 12, 2020 and are subject to the terms of the corresponding Retention Bonus Repayment Agreements, each substantially in the form filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Retention Agreement”). Pursuant to the Retention Agreement, if the Executive’s employment is terminated by Pier 1 for “Cause” or the Executive terminates his or her employment without “Good Reason” (as such terms are defined in the Retention Agreement), in each case, on or before February 14, 2021, the Executive must repay the entire Retention Award to Pier 1. As a condition to receiving the Retention Award, each Executive agreed that he or she will not, absent assumption of his or her employment agreement as part of the underlying chapter 11 case of Pier 1, file any claims in the underlying chapter 11 case of Pier 1 related to any severance obligations each such Executive may otherwise assert against Pier 1 for a termination of employment that occurs prior to the Retention Date.

The foregoing description of the Retention Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Retention Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Amendment to Non-Employee Director Compensation Plan

On February 12, 2020, the Board approved certain amendments to Pier 1’s Non-Employee Director Compensation Plan, with such amendments to be retroactively effective as of January 1, 2020 (as amended, the “Plan”). Pursuant to the Plan, each non-employee director will receive an annual cash retainer of $185,000, except that certain non-employee directors who are determined by the Board to be “disinterested directors” for purposes of the Plan will receive an annual cash retainer of $300,000. “Disinterested directors” will also receive an additional fee of $7,000 per day for providing certain special services. Non-employee directors who serve on the Restructuring Committee and are not “disinterested directors” will receive an additional annual cash retainer of $25,000 to compensate them for their service on the Restructuring Committee. The Plan, as amended, does not have an equity compensation component.

On January 6, 2020, Pier 1 filed a Current Report on Form 8-K (the “Original 8-K”) to report the election of Ms. Pamela Corrie and Mr. Steven Panagos to the Board. This Current Report on Form 8-K updates Item 5.02 of the Original 8-K to provide certain compensation information for each of Ms. Corrie and Mr. Panagos that was not determined at the time of the filing of the Original 8-K.

Ms. Corrie and Mr. Panagos have been determined by the board of directors to be “disinterested directors” for purposes of the Plan. Accordingly, each of Ms. Corrie and Mr. Panagos will receive an annual cash retainer of $300,000 and will be compensated $7,000 for each day they provide certain special services to the Debtors.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Pier 1 cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for these securities may bear little or no relationship to the actual recovery, if any, by the holders in the Chapter 11 Cases. Pier 1 expects that its stockholders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Court filings and other documents related to the court-supervised process are available at https://dm.epiq11.com/Pier1, or by calling the Debtors’ claims agent, Epiq Corporate Restructuring LLC, at (866) 977-0883 (or +1 (503) 520-4412 for international calls) or sending an email to pierone@epiqglobal.com.

A copy of the press release dated February 17, 2020 issued by Pier 1 announcing the filing of Chapter 11 Cases is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information being furnished in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this report may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Pier 1 and the other Debtors may also make forward-looking statements in other reports filed with the United States Securities and Exchange Commission (“SEC”), in press releases, in presentations and in material delivered to Pier 1’s shareholders. Forward-looking statements provide current expectations of future events based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors. These statements encompass information that does not directly relate to any historical or current fact and often may be identified with words such as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and other similar expressions.

Management’s expectations and assumptions regarding: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, Pier 1’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; the effects of the Chapter 11 Cases on Pier 1 and on the interests of various constituents; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the length of time the Debtors will operate under the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases; the potential adverse effects of the Chapter 11 Cases on Pier 1’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Debtors’ reorganization; Bankruptcy Court approval of the Debtors’ proposed debtor in possession financing; the conditions to which Pier 1’s debtor in possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Debtors’ control; Pier 1’s ability to consummate sales of its assets and the terms and conditions of any such sales; the effectiveness of Pier 1’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the effectiveness of Pier 1’s relationships with, and operations of, its key suppliers; risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact; changes in foreign currency values relative to the U.S. dollar; Pier 1’s ability to retain its senior management team; continued volatility in the price of Pier 1’s common stock; and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements.

Additional risks and uncertainties that may affect the Debtors operations and performance include, among others: the failure by Pier 1 to identify, develop and successfully implement immediate action plans and longer-term strategic initiatives; the inability of Pier 1 to anticipate, identify and respond to changing customer trends and preferences for home décor and furniture and to identify, source, ship and deliver items of acceptable quality to its U.S. distribution and fulfillment centers, stores and customers at reasonable prices and rates in a timely fashion; risks related to outsourcing certain business processes to third-party vendors, including disruptions in business, cyber security threats and increased costs; an overall decline in the health of the U.S. economy and its impact on consumer confidence and spending; disruptions in Pier 1’s domestic supply chain or e-Commerce website; failure to successfully manage and execute Pier 1’s marketing initiatives; negative impacts from a failure to control merchandise returns and recalls; potential impairment charges on certain long-lived assets; Pier 1’s access to adequate operating cash flow, trade credit, borrowed funds and capital to fund its operations and pay its obligations as they become due, including the impact of continued deterioration of Pier 1’s financial performance or adverse trends or disruption in the global credit and equity markets; the highly competitive retail environment with companies offering similar specialty home merchandise; factors affecting consumer spending, including employment levels and disposable income, interest rates, consumer debt levels, fuel and transportation costs and other factors; an inability to operate in desirable locations at reasonable rental rates and to close underperforming stores at or before the completion of their lease terms; failure to attract, motivate and retain an effective management team or changes in the cost or availability of a suitable workforce; failure to successfully manage omni-channel operations; seasonal variations; increases in costs that are outside Pier 1’s control; adverse weather conditions and natural disasters; risks related to Pier 1’s dependence on technology in the operation of its business; failure to protect consumer data; failure to successfully implement new information technology systems and enhance existing systems; risks related to cybersecurity and e-Commerce related fraud; failure to maintain positive brand perception and recognition; risks related to imported merchandise including the health of global, national, regional, and local economies and their impact on vendors, manufacturers and merchandise; factors beyond Pier 1’s control, including general economic and market conditions, fluctuations in Pier 1’s financial condition or other factors that could affect the common stock price; risks related to actions by activist shareholders; regulatory and legal risks; and litigation risks.

Pier 1 assumes no obligation to update or otherwise revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized. Additional information concerning these risks and uncertainties is contained in Pier 1’s Annual Report on Form 10-K for the fiscal year ended March 2, 2019, as filed with the SEC and in Pier 1’s other filings with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Plan Support Agreement

10.2	Form of Retention Bonus Repayment Agreement between Pier 1 Imports, Inc. and certain executive officers.

10.3	Pier 1 Imports, Inc. Non-Employee Director Compensation Plan, as amended effective January 1, 2020

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2020

PIER 1 IMPORTS, INC.

By:	/s/ Robert Riesbeck
Robert J. Riesbeck
Chief Executive Officer and
Chief Financial Officer